Exhibit 10.22

LEASE AGREEMENT

Between

Paris Court Holdings, Ltd.

as Landlord

and

Chicago Pizza & Brewery, Inc. d/b/a BJ’s restaurant & Brewery as Tenant

SUMMARY OF BASIC LEASE PROVISIONS

1.	LOCATION:	515 West Bay Area Blvd.

2.	COMMENCEMENT DATE:	Article I, Section 5.

3.	LANDLORD’S ADDRESS:	Paris Court Holdings, Ltd. One Greenway Plaza, Suite 930 Houston, Texas 77046
		Attention: Telephone: Fax:	Charles W. Shears (713) 892-5200 X.104 (713) 892-5032

4.	TENANT’S ADDRESS:	Chicago Pizza & Brewery 16162 Beach Blvd., Suite 100 Huntington Beach, CA 92647 Attention: Real Estate Dept. Telephone: (714) 848-3747

5.	SIZE OF STORE:	Approximately 10,000 Square Feet.

6.	PRIMARY TERM:	(15) Years

7.	EXTENSION OPTIONS:	(2)	(5yr) Options

8.	BASE RENT:	Years 1-5	$12,916.67/Mo; $155,000.00/Yr
		Years 6-10	$13,750.00/Mo; $165,000.00/Yr
		Years 11-15	$15,416.67/Mo; $185,000.00/Yr
	Option	Years 16-20	$16,666.70/Mo; $200,000.00/Yr
	Option	Years 21-25	$18,333.34/Mo; $220,000.00/Yr

9.	PERCENTAGE RENT:	3% of sales above natural breakpoints

10.	SECURITY DEPOSIT:	N/A

11.	TAXES, INSURANCE & MAINTENANCE	Triple Net

TABLE OF CONTENTS

ARTICLE

1	DEFINITIONS
2	DEMISE OF LEASED PREMISES
3	TERM
4	RENTAL
5	UTILITIES
6	USE
7	COMMON AREA
8	ASSIGNMENT & SUBLETTING
9	REPAIR AND MAINTENANCE
10	ADDITIONS & FIXTURES
11	FIRE & DESTRUCTION OF PREMISES
12	LIABILITY & INDEMNIFY
13	DIVISION OF SALES
14	SECURITY DEPOSIT
15	LANDLORD’S LIEN
16	DEFAULT, REMEDIES & DETERMINATION OF DAMAGES
17	NON-WAIVER
18	LANDLORD-TENANT RELATION
19	EMINENT DOMAIN
20	HOLDING OVER
21	LANDLORD’S MORTGAGES
22	ADDITIONAL RENT
23	NOTICE
24	TENANT’S SIGNS
25	ENVIRONMENTAL
26	REGULATIONS
27	TERMINOLOGY & MISCELLANEOUS
28	ENTIRE AGREEMENT

EXHIBITS:

•	Exhibit “A”	-	Site Plan Depicting Leased Premises
•	Exhibit “A-1”	-	Legal Description
•	Exhibit “B”	-	Percentage Rent Breakpoints
•	Exhibit “C”	-	Additional Area
•	Exhibit “D”	-	Attornment/Non-disturbance Letter

LEASE CONTRACT

This Lease Contract (the “Lease”) entered into by and between “Landlord” and “Tenant” on this                    day of                            , 2002, in accordance with the terms and conditions hereinafter set forth.

W I T N E S S E T H:

ARTICLE I

SUMMARY OF BASIC LEASE
PROVISIONS AND CERTAIN DEFINED TERMS

When used herein, the following terms shall have the indicated meanings:

1.	“Landlord”:	Paris Court Holdings, Ltd

	“Notice Address”:	One Greenway Plaza, Suite 930
Houston, Texas 77046

2.	“Tenant”:	Chicago Pizza & Brewery, Inc.

“Tenant’s Trade Name” (D/B/A): BJ’s Restaurant & Brewery

State Where Incorporated: California Corporate I.D.# 33-0485615

	Social Security #: N/A	Drivers License # & State: N/A

	“Notice Address”:	16162 Beach Boulevard, Suite 100 Huntington Beach California, 92647 Attn: Real Estate Dept.

Principal Business Address & Phone: (714) 848-3747

3.	“Guarantor”: N/A
	Address & Phone Number:	N/A
	Social Security #: N/A	Drivers License # N/A

4.

“Leased Premises”: Approximately 10,000 square feet constituting part of the Center as shown on Exhibit “A”. “Center” shall be defined as 515 West Bay Area Blvd., Webster, Texas, 77598, located on the property described on Exhibit “A- 1”. With regard to Exhibit “A”; the parties agree that the exhibit is attached solely for the purpose or locating the Center and the Leased Premises within the Center and that no representation, warranty, or covenant is to be implied by any other information shown on the exhibit (i.e., any information as to buildings, tenants or prospective tenants, etc. is subject to change at any time).

5.	Lease Term: “Commencement Date”: One hundred eighty (180) days after June 1, 2002. “Termination Date”: Last day of the 180th full calendar month after the Commencement Date.

6.	“Minimum Rent”: Years 1-5 $12,9l6.67/Mo; Years 6-10 $13,750.00/Mo; Years 11-15 $15,416.67/Mo

7.	“Extension Term”: The word “Extension Term” shall mean two (2) additional terms for which Tenant has an option to extend this Lease as provided in Section 3.2.

8.	“Percentage Rent”: 3% of sales above natural breakpoints as set forth in Exhibit “D”

9.	“Permitted Use”: Restaurant & Bar

10.	“Security Deposit”:	N/A

11.	“First Month’s Rent and Additional Charges”: $17,750.00 to be paid upon execution of this Lease.

12.

Tenant Build Out Allowance: Landlord will, after having been provided by Tenant certificate(s) of occupancy, proof of insurance, and lien releases from and all contractors, and after Tenant opens for business, provide Tenant an allowance for build out equaling $15.00 per square foot based on 10,000 square feet.

13.

Additional Charges (to commence on “Commencement Date” as defined in Paragraph 5 above): “Common Area Payment”: $ $ N/A /month; “Tax Payment”: $4,833.33/month; “Insurance Payment”: $ N/A /month; “Water Costs”: $ N/A /month; Sign Rental: $ N/A /month. Separately metered and billed monthly for overage. Additional charges are subject to change. Landlord reserves the right to adjust and set the Additional Charges. It is mutually agreed and understood that this is a “triple net” lease. Tenant shall be responsible for the payment of all real estate taxes, personal property taxes, parking lot maintenance and repair, repairs and maintenance to the premises and property insurance

THE SUBMISSION OF THIS LEASE FOR EXAMINATION BY TENANT AND/OR EXECUTION THEREOF BY TENANT DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE LEASED PREMISES AND THIS LEASE SHALL BECOME EFFECTIVE ONLY UPON EXECUTION BY ALL PARTIES HERETO AND DELIVERY OF A FULLY EXECUTED COUNTERPART HEREOF BY LANDLORD TO TENANT.

ARTICLE II
PREMISES

Section 2.1.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises located at 515 West Bay Area Blvd, Webster, Texas as shown and set forth on Exhibit “A”, which is annexed hereto and incorporated by reference herein and made part hereof for all purposes, such building to be constructed or being constructed on a portion of the tract of property described in Exhibit “A-l” (and any additional land from time to time designated by Landlord), which tract of property (and any additional land from time to time designated by Landlord) and any existing and future buildings, parking area, sidewalks, service area and other improvements now existing or hereafter erected thereon are sometimes herein referred to as the “Center”. The Center parking arrangement and number of spaces, positioning of Center on subject property, location and number of driveways, and location of Tenant in the Center are subject to change without notice. Landlord reserves the right to place in, under, over or through the Leased Premises pipes, wires, lines and facilities serving other areas of the Center provided such right is exercised in a manner which does not unreasonably interfere with Tenant’s conduct of its business at the Leased Premises.

Section 2.2.  In determining the floor area of the Leased Premises, distances shall be measured from the exterior face of all exterior walls and the center of all partition walls which separate the Leased Premises from any interior area. Walls separating the Leased Premises from a mall and corridor walls shall be deemed to be exterior walls of the Leased Premises.

Section 2.3.  Landlord reserves the right to re-measure the Leased Premises to determine the gross leasable area of the Leased Premises. In the event the re-measurement discloses that the actual gross leasable area of the Leased Premises as set forth in the Article I Section 4 is incorrect, Landlord and Tenant shall execute an amendment to the Lease (i) reflecting the actual gross leasable area of the Leased Premises, (ii) adjusting the Minimum Rent and Additional Charges based on the new square footage and (iii) adjusting the Extension Term(s) Rent and all other charges accruing under the Lease which are based on the actual gross leasable area of the Leased Premises. In the event of an adjustment, Tenant will pay any excess Minimum Rent and Additional Charges owed to Landlord within fifteen (15) days after receipt of a statement, or Tenant shall take a credit for any overpayment against the next Minimum Rent and Additional Charges payments due.

Section 2.4.  In addition, Tenant shall have the exclusive right to use and occupy that portion of the Center specified in Exhibit C, attached hereto and incorporated herein by reference, hereinafter referred to as “Additional Area”, and accepts same in its current condition, “as is” and “where is”. Provided, however, this Additional Area is not utilized in determining minimum rent required herein and is not to be included in any definition of “Common Area”. Not withstanding any provision herein to the contrary. Tenant is solely responsible for the maintenance, repair and any other cost and expense associated with the Additional Area including but not limited to, any taxes associated with said Additional Area. Provided further that, Tenant shall keep the Additional Area in good repair so as not to unreasonably detract from the Center, subject to the default provisions of Article XVI.

ARTICLE III
TERM

Section 3.1. The term of this Lease shall commence on the Commencement Date and shall terminate on the Termination Date, unless sooner terminated in accordance with the terms and conditions hereinafter set forth. At the request of Landlord from time to time made, Tenant will execute one or more memoranda or letters stating the commencement and termination dates of the Lease.

Section 3.2. Provided that Tenant is not in default of any material term, covenant or condition, contained in this Lease, there has not been an assignment of this lease, and Tenant gives written notice when exercising the “Extension Term” as defined below. Tenant shall have the option to extend this Lease for two (2) additional period of Five (5) years on the conditions and terms as provided herein; provided, however, that the Base Rent payable during the Extension Term shall be increased as follows:

Lease Year	Rent Per Square foot	Annual Rent	Monthly Rent
11-15	$18.50	$185,000.00	$15,416.67
16-20	$20.00	$200,000.00	$16.666.70
21-25	$22.00	$220,000.00	$18,333.34

In order to exercise the extension option, Tenant shall notify Landlord in writing of Tenant’s intention to extend not more than one (1) year nor less than one hundred and eighty (180) days prior to the end of the Primary Term of this Lease. In the event that Tenant fails to notify Landlord in writing of Tenant’s exercise of the Extension Term within the time period specified above, the Extension Term shall automatically terminate and Tenant shall be deemed to have irrevocably waived such Extension.

ARTICLE IV
RENTAL

Section 4.1.  Tenant covenants and agrees to pay to Landlord the Minimum Rent and Additional Charges (collectively “Rent”) in Houston, Harris County, Texas at One Greenway Plaza Suite 930, Houston, Texas 77046, or at such other address as Landlord may from time to time designate in writing. All such Rent payments shall be made on the first day of each calendar month, monthly in advance, for each and every month in the term of this Lease. Upon commencement of the term of this Lease, Tenant will pay Landlord Rent for the first full calendar month of the lease term; but if the lease term does not commence on the first day of a calendar month, Tenant will, in lieu of a full month’s Rent, pay in advanced a pro rata part of such sum as Rent for such partial month.

Upon execution of this Lease, and as consideration for same, Tenant shall pay to Landlord the sum of $17,750.00 representing the 1st months Minimum Rent due hereunder and additional charges as set forth herein.

Section 4.2.  Percentage Rent. As “Percentage Rent” hereunder, Tenant shall pay to Landlord for each Lease Year, the amount by which three percent (3%) of Gross Sales (as hereinafter defined) derived from the lease premises during such Lease Year exceeds the Minimum Rent for such Lease Year as herein set forth (commonly known as the “natural break point”. Tenant shall pay Percentage Rent annually within sixty (60) days after the end of each Lease Year at the address specified in Section 4.1 above, or at such other place as Landlord may from time to time direct.

Section 4.3.  Gross Sales. The Term “Gross Sales” shall mean the aggregate amount of all sales (whether for cash, on credit or otherwise) made in or from the Leased Premises. Gross Sales shall not include any federal, state, municipal, sales value added, excise or similar taxes paid or accrued by Tenant on sales to customers, irrespective of whether such taxes are collected from customers or absorbed by Tenant, amounts charged to Tenant by credit or charge card companies for processing fees, discounted sales to employees for which no payment is received, proceeds of insurance policies received by Tenant, bulk and/or intercompany transfers of food and/or inventory, gratuities and service charges which arc included on customer’s bills and which are passed directly through to the service employees without diminution or deduction by Tenant, proceeds from the sale of used equipment, receipts from cigarette machines or pay telephones, sales for which no monetary compensation is received and such sales are recorded for control purposes only, and sales where the proceeds are given to or used for charity, public relations or non-profit organizations.

Section 4.4.  Reporting. Within sixty (60) days from the end of each Lease Year, Tenant shall deliver to Landlord a written statement of the Gross Sales made during the preceding Lease Year together with the amount of Percentage Rent due Landlord hereunder for such lease Year. Tenant shall also submit monthly to Landlord copy of all state sales tax report as required by the state in which the Leased Premises are located, said copy to be forwarded to Landlord contemporaneous with the mailing of said report to the state sales tax agency.

Section 4.5.  All rent, including percentage rent, and other sums hereunder provided to be paid by Tenant shall be due and payable by Tenant without demand, deduction, abatement or off-set except as expressly provided herein. Past due rent and other past due payments shall bear interest from maturity at the rate of twelve percent (12%) per annum from the date due until paid.

All other sums and charges of whatsoever nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, all payments set forth in Article XXII, below entitled “Additional Rent”) constitute additional rent (whether or not same designated “Additional Rent”) and failure by Tenant to timely pay such other sums or charges may be treated by Landlord as failure by Tenant to pay Minimum Rent.

ARTICLE V
UTILITIES

Section 5.1.  All utilities shall be the responsibility of Tenant. No interruption or malfunction of any utility services, unless same result for the act, omission or negligence of Landlord, shall constitute an eviction or disturbance of Tenant’s use and possession of the Leased Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of off-set or recoupment.

Section 5.2.  INTENTIONALLY OMITTED

ARTICLE VI
USE

Section 6.1.  Tenant will use the Leased Premises solely for the Permitted Use. Tenant will not use or permit use of the Leased Premises for any other purposes without the written consent of Landlord. Such facility will be advertised as and operated solely under the Tenant’s Trade Name. Tenant, at its own expense (i) will comply with all federal, state, municipal and other laws, codes, ordinances, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant including but not limited to the Americans with Disabilities Act of 1990 (the “ADA”), and the regulations promulgated thereunder, as modified and supplemented from time to time, and (ii) will comply with such regulations as Landlord may promulgate regarding sanitation, cleanliness and other matters at the Leased Premises or within the Center, including without limitation regulations regarding the removal of garbage, trash and other waste. Tenant will not conduct any auction or bankruptcy or fire or “lost-our-lease” or “going-out-of-business” or similar sale or make any unlawful use of the Leased Premises or permit any unlawful use thereof.

Section 6.2.  INTENTIONALLY OMITTED

Section 6.3.  Tenant binds and obligates itself to occupy the Leased Premises continuously during the entire term of this Lease at least six (6) days per week during reasonable business hours for the purpose provided above and will operate such business during such period with diligence, in accordance with the best standards of operation of such business.

Section 6.4.  Tenant shall be responsible, at its sole cost and expense, for the regular removal of its trash and rubbish. All trash receptacles or dumpsters installed by Tenant must comply with any statute, ordinance, rule, regulation, or restrictive covenant now or hereafter in force governing the location or manner of their placement and must be in a color approved by Landlord, who shall have the right to remove from the Center without notice any such receptacles that do not so comply or that have not been so approved. Tenant shall be solely responsible for any fine, penalty or damage that may result from its failure to comply with this Section. Receipt and delivery of goods and merchandise and the removal of garbage and trash shall be made only by way of the service entrance, if any, and shall be subject to such regulations as Landlord may from time to time prescribe.

Section 6.5.  Tenant shall install and maintain a locking system for the Leased Premises. Tenant specifically acknowledges that Landlord is not providing security for any portion of the Center, including without limitation the Leased Premises and the Common Area, and Tenant has assumed sole responsibility and liability for the security of itself, its employees, contractors, customers and invitees and their respective property, in, on or about the Center, including without limitation the Leased Premises and the Common Area.

Section 6.6.  Tenant shall conduct its business and control its visitors, employees, contractors, agents and invitees in such manner as not to create any nuisance, or interfere with, annoy or disturb Landlord or any other tenant of the Center. Tenant shall keep the Leased Premises neat, clean, sanitary and reasonably free from dirt, rubbish, insects and pests at all times. Tenant shall not operate an incinerator or burn trash or garbage within the Leased Premises. Tenant will not cause or allow any offensive, noxious, disturbing odor or fume to be released from or permeate from the Leased Premises and will not commit any act which is nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, appreciably damage Landlord’s goodwill or reputation, or tend to injure or depreciate the Leased Premises.

Section 6.7.  So long as Tenant operates in the Leased Premises as a pizza and brewery type restaurant and is not in default of any of the terms of this Lease (beyond any applicable cure period), Landlord shall not lease or sell to any Tenant or buyer whose primary business is the same as that of Tenant. Tenant acknowledges that this exclusive use clause shall not apply to any existing tenants or purchasers before the execution date of this lease. Not withstanding anything to the contrary in this Lease, in the event Tenant closes its business in the Leased Premises and remains closed for ninety (90) days or more, Landlord shall have the right to cancel this Lease with thirty (30) days prior written notice to Tenant.

ARTICLE VII
COMMON AREA

Section 7.1.

A.  Landlord will provide a “Common Area” (as hereinafter defined) in the drive ways and parking areas and make necessary repairs thereto. Tenant, its employees, customers and invitees shall have the non-exclusive right to use, along with others, the Common Area. Landlord shall have the right, from time to time, to change the arrangement, layout, location and/or size of the Common Area, and designate employee parking spaces and tenant truck loading zones and to do and perform such other acts in the Common Area as Landlord and shall, in its good faith judgment, determine to be advisable. Landlord reserves the right to modify or change the Tenants location in the Center. Landlord shall have the right, from time to time, to establish, modify and enforce rules and regulations with respect to the Common Area and to police compliance with same.

B.  For purposes of this Lease, the phrase “Common Area” includes the parking area, service drives and service roads, traffic islands, landscaped areas, loading and service areas and sidewalks.

Section 7.2.  Tenant will at all times keep all merchandise and displays within the Leased Premises and will not at any time display any merchandise or offer it for sale or permit it to be on adjacent sidewalks or at any other point outside the Leased Premises. Tenant shall not locate or install or cause to be located or installed on the sidewalks, service area, service corridors, fire corridors or other portions of the Common Area immediately adjoining the Premises or on the storefront any bicycle racks, newspaper holder stands, vending machines of any kind, mailboxes, telephone booths, trash or refuse receptacles, “no parking” signs or any other device of a similar nature that would impede or obstruct the sidewalk, service area or any of the Common Area. Tenant shall keep the Leased Premises, including windows and signs and sidewalks, service ways, loading areas and other portions of the Common Area immediately adjacent to the Leased Premises neat, clean, and free from dirt or rubbish at all times.

Section 7.3.  Nothing in this Article or elsewhere in this Lease shall be construed as constituting the Common Area, or any part thereof, as part of the Leased Premises.

ARTlCLE VIII
ASSIGNMENT AND SUBLETTING

Section 8.1.  Tenant shall not assign or in any manner transfer this lease or any estate or interest herein, by operation of law or otherwise, or sublet the Leased Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Leased Premises without the prior written consent of Landlord. Upon any violation of this provision, this Lease shall terminate, at Landlord’s option. Landlord agrees that it will not withhold consent in a wholly unreasonable and arbitrary manner (as further explained in Section 27.15 of this Lease); however, in determining whether or not to grant its consent, Landlord shall be entitled to take into consideration factors such as Landlord’s desired tenant mix, the reputation and net worth of the proposed transferee, and the then current market conditions (including market rentals). In addition, Landlord shall also be entitled to charge Tenant a reasonable fee for processing Tenant’s request. Consent by Landlord to one or more assignments or subletting shall not operate as a waiver of Landlord’s rights as to any subsequent assignments and sublettings. Any assignment or sublease proposed by Tenant shall be only for the purposes specified in Article I Section 9 hereof and for no other purpose, it being stipulated and agreed that Tenant’s agreement to use the Leased Premises for such purposes constitutes a material inducement to Landlord to enter into this Lease and that the use of the Leased Premises for any other purpose (without Landlord’s consent) will substantially disrupt the tenant mix or balance in the Center. In no event shall any assignment or sublease of the Leased Premises relieve or release Tenant or any guarantor of this Lease from any obligations under this Lease.

(a)  Prior to proposing any assignment or sublease to Landlord, Tenant shall give Landlord prior written notice of at least one hundred twenty (120) days that Tenant anticipates assigning the Lease or subletting the Leased Premises or any portion thereof (such 120-day period being herein referred to as the “Waiting Period”) and Tenant shall have no right to assign or sublet the Leased Premises or any portion thereof until after the expiration of said Waiting Period.

(b)  Upon receipt by Landlord of notice of Tenant’s intention to assign this Lease or sublet all or any portion of the Leased Premises, without the prior written notice to Landlord as required herein, Landlord shall have the right, at any time thereafter, to terminate this Lease on thirty (30) days prior notice to Tenant unless, within said 30-day period Tenant withdraws its notice of assignment or subletting, or gives Landlord notice of a proposed assignee or sublessee in accordance with the provisions of (c).

(c)  In the event that Tenant gives Landlord notice of a proposed assignee or sublessee, such notice shall contain the name of such proposed assignee or sublessee, current audited financial statements (or such other reasonable financial information as Tenant is able to secure) with respect thereto, the use to which the Leased Premises are to be put, the names and background operating experience (to the extent reasonably available) of the principals of the proposed assignee or sublessee and the proposed terms and provisions of such sublease or assignment. Provided that the use to which the Leased Premises are proposed to be put by such proposed assignee or sublessee does not violate any existing usage rights of other tenants of the Center, Landlord shall have the following options exercisable not later than twenty (20) days following receipt by Landlord of all of the information referred to in the preceding sentence relative to the notice of such proposed assignment or subletting: (a) to terminate the lease effective as of the expiration of such 20-day period, in which event Tenant and all guarantors shall be relieved of all further liability hereunder; or (b) to approve such assignment or subletting in accordance with the notice thereof. Failure of Landlord to so terminate or so approve within such 20-day period shall be deemed approval by Landlord of such assignment or subletting.

Section 8.2.  If Tenant is a corporation and if at any time during the primary term of this Lease or any renewal or extensions hereof, the person or persons who own a majority of either the outstanding voting shares or all outstanding shares of capital stock of Tenant at the time of the execution of this Lease cease to own a majority of such shares (except as the result of transfers by devise or descent), the loss of a majority of such shares shall be deemed an assignment of this Lease by Tenant and therefore subject in all respects to the provisions of Section 8.2 above. The previous sentence shall not apply, however, if at the time of the execution of this Lease the outstanding voting shares of capital stock of Tenant are listed on a recognized security exchange or over-the-counter market.

Section 8.3.  Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease (even if future assignments and sublettings occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Landlord’s approval has been obtained for any assignments and sublettings). Moreover, in the event that the rental due and payable by a sublessee (or a combination of rental payable under such sublease plus any bonus or other consideration thereof or incident thereto) exceeds the rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case may be. Finally, in the event of any assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rentals shall be paid directly to Landlord as specified in Section 4 of this Lease (to be applied as a credit and offset to Tenant’s rental obligations).

Section 8.4.  Tenant shall not mortgage, pledge or otherwise encumber or cause to be encumbered the Leased Premises or Tenant’s interest in this Lease or in the Leased Premises. Provided, however, Landlord agrees to enter into a subordination agreement, inform a acceptable by Landlord’s mortgage holder, for any improvements made by Tenant to the Leased Premises.

Section 8.5.  In the event of the transfer and assignment by Landlord of its interest in this Lease and in the building containing the Leased Premises to a person expressly assuming landlord’s obligations under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder may be assigned and transferred by Landlord to such successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

Section 8.6.  If Tenant assigns or sublets the demised premises, then any future options or extension terms defined in the Lease Agreement shall terminate with such assignment or sublease except as may be negotiated and agreed, in writing, by Landlord and any subtenant or assignee.

ARTICLE IX
REPAIR AND MAINTENANCE

Section 9.1.  Tenant is responsible for all repairs to, and maintenance of, the Leased Premises and parking areas and including, but not limited to;

(i)    damage to the and damage to structural portions of the Leased Premises (said “structural portions” consisting only of the foundation and members supporting the roof but excluding, by way of example, but not limitation, any exterior wall at which there is an entrance to or exit from the Leased Premises, all interior partition walls and the interior side of building perimeter walls enclosing the Leased Premises, all doors, moldings, trim, window frames, door frames, closure devices, hardware and plate and window glass): and

(ii)   damage to any utility lines (sewer, water, gas or electrical) located outside the boundaries of the Leased Premises: provided however, in the event any of the foregoing damage is caused by one or more acts or omissions or commissions of Landlord, its agents or employees, or if a damaged utility line exclusively serves the Leased Premises, then (in either of such events) Landlord shall be responsible for the repairs. However, I under no circumstance shall Landlord be liable to tenant for any disruption of business, lost profits/income from the business of Tenant or any other incidental or consequential damage of any type resulting from damage to any utility lines, regardless of the cause of such damage.

Section 9.2.  All damage, other than that which Landlord undertakes to repair as expressly provided in Section 9.1. or Article XI or XIX will be repaired and all maintenance will be performed and replacements and renewals will be made by Tenant at Tenant’s cost and expense including without limitation all other maintenance and repairs necessary or appropriate to cause the Leased Premises to be suitable for Tenant’s intended commercial purpose and occupancy; and Tenant will make all repairs, perform all maintenance and provide all renewals and replacements at the Leased Premises, including but not limited to heating and air conditioning equipment (whether any such equipment is roof mounted or otherwise affixed outside the Leased Premises), electrical equipment and fixtures, plumbing fixtures and equipment, elevators, wiring including that within walls or ceiling or under flooring or floor covering), and plumbing lines (including water lines and gas lines) within walls or ceiling and under flooring or floor covering. Tenant will repair any water lines and water leak damage that may occur in the Leased Premises and should the waterline leak cause damage in an area outside the Leased Premises then Tenant will repair said area. Tenant will replace all broken or cracked plate glass and glass windows. Tenant shall not make, or permit to be made, any penetration in the roof or the building of which the Leased Premises are a part, but shall be responsible for all rooftop flashing around the rooftop air conditioning unit. In the event that any such roof penetration is required in connection with any repairs, maintenance, renewals or replacements required to be made by Tenant hereunder, Landlord shall perform such roof penetration at Tenant’s cost within reasonable time after notice from Tenant, and Tenant shall pay the cost thereof upon demand.

If Landlord considers necessary and such repairs, maintenance, renewals or replacements are required by the provisions of this Lease to be made or provided by Tenant and Tenant refuses or neglects to make same after reasonable notice (except in the event of an emergency in which event no prior notice shall be required). Landlord shall have the right (but shall not be obligated), to make such repairs, perform such maintenance or provide such renewal or replacement. Tenant will, on demand pay the cost thereby incurred by Landlord with interest at the rate of 12% per annum from the date Landlord incurred such cost until paid.

Section 9.3.  Tenant will not commit waste and will not injure the Leased Premises or the building of which they are a part, but will maintain the Leased Premises in a clean, attractive condition and in good repair, and shall also keep adjacent sidewalks clean. Upon termination of this Lease, Tenant will surrender and deliver up the Leased Premises to Landlord in a restored, “plain-vanilla” condition, such term meaning demolition of all partition walls which Tenant has erected, removal of all plumbing fixtures with the exception of those in the restroom on the date of this Lease, and repair of holes in walk and/or floors and other work as necessary to deliver the space in good retail condition, excepting only ordinary wear and tear and damage arising from acts of God, and excepting also any damage required hereunder to be repaired by Landlord. Upon termination of this Lease, Tenant will also surrender to Landlord all keys to the Leased Premises at the place stated herein for the payment of rent and inform Landlord, in writing, of all combinations on locks, safes and vaults, if any, at the Leased Premises.

Section 9.4.  Landlord will have a right to enter the Leased Premises at any reasonable time (including during Tenant’s business hours) to inspect the condition thereof and to make necessary repairs and improvements to the Leased Premises or other premises in the Center of Landlord’s nearby property, to show the Leased Premises to prospective purchasers, mortgagees or tenants, and for other lawful purposes. Landlord may enter into the Leased Premises to alter, improve and repair the Leased Premises and any portion of the building of which the Leased Premises are a part, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the building and the Leased Premises where reasonably required by the character or the scope of the work to be performed, provided entrance to the Leased Premises shall not be blocked thereby, and further provided that the Permitted Use shall not be interfered with unreasonably.  In the event that Landlord requires access to any underfloor duct, Landlord’s liability for carpet or other floor covering replacement shall be limited to replacement of the piece removed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s Permitted Use or business, any loss of occupancy or quiet enjoyment of the Leased Premises and any other loss occasioned thereby, unless Landlord unreasonably interferes with the Permitted Use. For each of the aforesaid purposes, Landlord shall at all times have the right to use any and all means which Landlord may deem proper to open doors and in an emergency to obtain entry to any portion of the Leased Premises. Landlord shall also have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other public parts of the Center, and change the name, number or designation by which the Center is commonly known.

Section 9.5.  Should any mechanic’s liens or other liens or affidavits claiming liens be filed against the Leased Premises or any portion thereof or any interest therein for any reason whatsoever incident to the acts or omissions of Tenant, its agents or contractors, Tenant shall cause the same to be canceled and discharged of record by payment, bonding or otherwise, within fifteen (15) days after Tenant has received notice of such filing.

ARTICLE X
ADDITIONS AND FIXTURES

Section 10.1.  Tenant will make no alterations or additions to the Leased Premises without the prior written consent of Landlord. Tenant shall submit to Landlord plans and specifications in a form acceptable to Landlord for such alterations or additions.

Section 10.2.  Subject to the lien and security interest and other rights of Landlord referred to in Article XV, Tenant shall remove only “Removable Trade Fixtures”, as hereinafter defined, (excluding all components of the HVAC system, pipes, paneling or other wall covering or floor covering), and, in addition to other applicable provisions of this Lease regarding such removal, the following shall apply: (1) such removal must be made prior to the termination of this Lease however and whenever brought about or the termination of Tenant’s right to possession of the Leased Premises; (2) Tenant must not be in default of any obligation or covenant under this Lease at the time of such removal; and (3) such removal must be effected without damage to the Leased Premises or the building of which the Leased Premises are a part and Tenant must promptly repair all damage caused by such removal. For the purpose hereof, the phrase “Removable Trade Fixtures” means the following: all of Tenant’s signs, counters, tables, chairs, desks, racks, merchandisers and displayers, standards, wall brackets, hand-rods, shelves, mirrors, marking equipment, cash registers, and other business machines.

All plumbing or electrical wiring connections exposed as a result of the removal of Tenant’s Removable Trade Fixtures, or other alterations, additions, fixtures, equipment or property installed or placed by Tenant in the Leased Premises (if such removal is so requested by Landlord) shall be capped by Tenant in a safe and workmanlike manner.

Section 10.3.  Tenant shall pay the full amount of all taxes, assessments, impositions, levies, charges, excises, fees, licenses and other sums levied, assessed, charged or imposed by any governmental authority or other taxing authority upon Tenant’s leasehold interest under this Lease and all alterations, additions, fixtures (including Removable Trade Fixtures), inventory and other property installed or placed or permitted at the Leased Premises by Tenant. Within thirty (30) days after notice from Landlord, Tenant shall furnish Landlord a true copy of receipts evidencing such payment by Tenant to any governmental authority or other taxing authority assessing such charges.

ARTICLE XI
FIRE AND DESTRUCTION OF PREMISES

Section 11.1.  If at any time during the lease term, the Leased Premises or any portion of the Building should be destroyed or damaged by fire or other casualty, Tenant shall have the obligation to repair and reconstruct the damaged portion of the Leased Premises and/or the Building to substantially the condition which existed at the time of Landlord’s tender of possession of the Leased Premises to Tenant. However, Tenant shall have no obligation to repair and reconstruct the damaged portion of the Leased Premises and/or the Building if the fire or other casualty results from the negligence of Landlord, its employees or agents.

Section 11.2.  INTENTIONALLY OMITTED

ARTICLE XII
LIABILITY AND INDEMNITY

Section 12.1.  Tenant and Landlord each agree to indemnify and hold the other, and their employees harmless from any and all claims, actions, damages, liabilities and expenses (including but not limited to costs and expenses of defending against all the aforesaid including but not limited to attorneys’ fees) arising (or alleged to arise) out of or in connection with any injury to or death of any person or persons or damage to or destruction of the property of any person or persons occurring in or about the Leased Premises or the Center arising from any act or omission of the other party, their agents, employees, assignees, sublessees, contractors, customers or invitees or arising from or out of the occupancy or use by Tenant of the Leased Premises, or the ownership of the Leased Premises by  Landlord, or any part thereof or any other part of the Center or arising, directly or indirectly, wholly or in part, from any conduct, activity, act, omission or operation involving the use, handling, storage, generation, treatment, transportation, disposal, release or management of any Hazardous Substance (hereinafter defined) in, from or to the Leased Premises, whether or not Tenant or Landlord may have acted negligently with respect to such Hazardous Substance.

Section 12.2.  Tenant agrees to take out and maintain at all times during the Lease Term a policy of all risk fire and extended coverage insurance on the leased premises and all leasehold improvements and other personal property placed at the Leased Premises (including, but not limited to, the rooftop HVAC unit and plate and window glass). In the event that Tenant sustains a loss by reason of fire or other casualty, and such fire or casualty is not caused in whole or in part by acts or omissions of Landlord, its agents, servants or employees, then Tenant agrees to look solely to its insurance proceeds (if any); and Tenant shall have no claim or right of recovery against Landlord, or the agents, servants or employees of Landlord; and no third party shall have any claim or right of recovery by way of subrogation or assignment or otherwise.

Tenant hereby releases Landlord from any and all liability or responsibility, or to any other party claiming through or under Tenant, by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insurable under standard fire and extended coverage insurance; provided however, waiver shall be applicable only with respect to a loss or damage occurring during the time when standard fire and extended coverage insurance policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair the policy or right of the insured party to receive proceeds under the policy (and the parties shall cause their insurance companies to endorse the waivers of subrogation).

Such insurance policy shall contain a loss payable clause designating Tenant, Landlord and Landlord’s Mortgage holder as loss payees as their respective interests may appear. Tenant shall be responsible for the safety and personal well being of Tenant’s employees, both within the Leased Premises and in the Center. Tenant agrees that Landlord shall not be responsible or liable to Tenant or those claiming under Tenant (including, without limitation, Tenant’s agents, servants, employees, customers and invitees) for injury, death or damage or loss occasioned by the acts or omissions of persons occupying any other part of the Center or occasioned by the condition of the Center or property of any other occupant of any part of the Center or the acts or omissions of any other person or persons present at the Center who are not occupants of any part thereof, whether or not such persons are present with the knowledge or consent of Landlord; and Tenant agrees to indemnify and hold Landlord harmless from all losses, claims, suits, actions, damages, and liabilities arising (or alleged to arise) therefrom.

Section 12.3.  Tenant will take out and maintain, at its own cost and expense, commercial, comprehensive general liability insurance  overage in a minimum amount of $2,000,000.00 combined single limit, which comprehensive general liability policy shall include (i) coverage for bodily injury and death, property damage and products liability coverage; (ii) contractual liability coverage insurance the obligations of Tenant under the terms of this Lease; (iii) fire legal liability coverage with respect to the Leased Premises and building of which they are a part in the amount of at least $300,000.00; and (iv) liquor liability insurance in an amount acceptable to Landlord, if applicable; and (v) business interruption insurance. Such policy or policies shall name Landlord (and any of its affiliates, subsidiaries, successors and assigns designated by the Landlord) as an additional insured and contains a waiver of subrogation.

Section 12.4.  Tenant shall take out and maintain, at its own cost and expense, worker’s compensation insurance or such other similar coverage as is required by law and approved by Landlord and a waiver of subrogation.

Section 12.5.  The policies of insurance required to be maintained by Tenant under the terms of this Lease are referred to in this Section 12.5. in the singular as a “Required Policy” and in the plural as “Required Policies”.  All Required Policies shall be in a form and with a company acceptable to Landlord and shall be endorsed so as to be noncancellable with respect to Landlord and not subject to material change, alterations as termination except upon thirty (30) days prior written notice to Landlord given in the manner set forth in Article XXIII, below. Tenant agrees to initially deliver to Landlord a duplicate, updated original or certificate of each Required Policy upon tender of possession of the Leased Premises to Tenant and at all times during the lease term, to maintain a duplicate, updated original or certificate of all Required Policies on deposit with Landlord. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least twenty days prior to cancellation of such insurance. If Tenant shall fail to perform any of its obligations under this Article XII, Landlord may perform the same and the cost thereof shall be deemed additional rent and be payable upon Landlord’s demand with interest at the rate of 12% per annum from the date such expense was incurred by Landlord until paid.

Section 12.6.  Tenant shall require any contractor of Tenant performing work on the Leased Premises to carry and maintain, at no expense to Landlord, a non-deductible:

1.                                       commercial (comprehensive) liability insurance policy, including (but not limited to) contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection, with respect to personal injury, death or property damage of not less than One Million Dollars ($1,000,000) per occurrence combined single limit/Two Million Dollars ($2,000,000) general aggregate (but not less than $3,000,000 per location aggregate); and

2.                                       comprehensive automobile liability insurance policy with limits for each occurrence of not less than One Million Dollars ($1,000,000) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000) with respect to property damage; and

3.                                       worker’s compensation insurance policy in the amount of $500,000.

In addition to any other provision of this Lease concerning insurance coverage, Landlord shall be named as an additional loss payee with respect to any such policy of insurance required under this Section 12.6.

Section 12.7.  Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will violate Landlord’s policies of casualty or liability insurance or which will prevent Landlord from procuring such policies with Companies acceptable to Landlord.  If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Leased Premises shall cause the rate of liability, casualty or other insurance on the Leased Premises or on the Center to be increased beyond the minimum rate from time to time applicable to the Leased Premises or to any such other property for the use or uses made thereof, then Tenant will pay, as additional rent, the amount of any such increase upon Landlord’s demand.

ARTICLE XIII
DIVISION OF SALES

Section 13.1.  INTENTIONALLY OMITTED

ARTICLE XIV
SECURITY DEPOSIT

Section 14.1.  INTENTIONALLY OMITTED

ARTICLE XV

LANDLORD’S LIEN

Section 15.1.  To secure the payment of all rent due and to become due hereunder and the faithful performance of this Lease by Tenant and to secure all other indebtedness and liabilities of Tenant to Landlord now existing or hereafter incurred, Tenant hereby gives to Landlord an express first and prior contract lien and security interest on all property (including, but not limited to, fixtures, equipment, chattels and merchandise) which may be placed in or on the Leased Premises, and also upon all proceeds of any insurance which may accrue to Tenant by reason of destruction of or damage to any such property. All exemption laws are hereby waived in favor of said lien and security interest to and in favor of Landlord’s statutory lien. This lien and security interest may be foreclosed with or without court proceedings by public or private sale provided Landlord gives Tenant at least thirty (30) days notice of the time and place of said sale, and Landlord shall have the right to become the purchaser, upon being the highest bidder at such sale. Contemporaneously with the execution of this Lease (or at any lime if requested by Landlord), Tenant shall execute and deliver to Landlord Texas Uniform Commercial Code Financing Statements in sufficient form so that when properly filed, the security interest hereby given shall thereupon be perfected. Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the Texas Uniform Commercial Code (the Texas Business and Commerce Code). However, not withstanding any provision herein to the contrary, Landlord agrees to execute a subordination agreement in favor of Tenant’s commercial lender or finance company for purchase money loans for equipment, furniture and fixtures. Said subordination agreement to be in such form as may be approved by Landlord’s mortgagor.

ARTICLE XVI
DEFAULT, REMEDIES AND DETERMINATION OF DAMAGES

Section 16.1.  Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

(a)                                  Failure or refusal by Tenant, after notice, to timely pay Minimum Rent or any other sum when due hereunder, including but not limited to any Additional Rent expenses under Section XXII.  Notwithstanding any provision herein to the contrary, however, Landlord, shall provide Tenant five (5) days written notice of any default by Tenant of failure to pay Minimum Rent and other sums due herunder. Provided, however, Landlord shall not be required to give Tenant more than two (2) such written notices within any calendar year during the life of this Lease; or

(b)                                 Failure or refusal by Tenant to comply with the obligations of Tenant set forth in Article VI of this Lease; or

(c)                                  Failure or refusal by Tenant to timely perform or observe any other covenant, duty or obligation of Tenant under this Lease; [provided, however, notwithstanding the occurrence of such an Event of Default, Landlord shall not be entitled to exercise any of the remedies provided for in this Lease or by law unless such Event of Default continues beyond the expiration of thirty (30) days following notice to Tenant of the occurrence of such Event of Default; provided, further, that if Tenant shall default in the performance of any covenant, duty or obligation two (2) or more times in any twelve (12) month period, then notwithstanding that each such default shall have been cured by Tenant, any further default shall be deemed an Event of Default without Landlord’s being obligated to provide notice to Tenant and grant Tenant the right to cure] or

(d)                                 Abandonment or vacating of the Leased Premises or any portion thereof; or

(e)                                  The entry of a decree or order for relief by a court having jurisdiction over Tenant or any guarantor of Tenant’s obligations hereunder in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any guarantor of Tenant’s obligations hereunder of for any substantial part of either of said parties’ property, or ordering the winding-up or liquidation of either of said parties’ affairs; or

(f)                                    Tenant shall do or permit to be done anything which creates a lien upon the Leased Premises; or

(g)                                 The commencement by Tenant or any guarantor of Tenant’s obligations hereunder if a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law.

(h)                                 Tenant shall fail to execute and acknowledge in good faith and in writing within ten (10) days after submission to Tenant of a request for confirmation of the subordination of the Lease to a security document and an estoppel certificate.

(i)                                     Failure or refusal of Tenant to make all Tenant’s improvements to the Leased Premises within 60 days of commencement of the Lease term.

Section 16.2.  This Lease and the term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, after such notice, if any, as is provided in Section 16.1, Landlord may, at its option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following:

(a)                                  Terminate this Lease, in which event, Tenant shall immediately surrender possession of the Leased Premises to Landlord; or

(b)                                 Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant there from, with or without having terminated the Lease; or

(c)                                  Alter locks and other security devices at the Leased Premises.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

Upon the occurrence of an Event of Default, landlord shall not be obligated to give any notice (written or oral) regarding alteration of lock or other security devices at the Leased Premises, or notice (written or oral) to vacate the Leased Premises or notice of liability for Landlord’s attorneys’ fees prior to Landlord’s alteration of such locks or security devices or institution of proceedings in forcible detainer. In the event Landlord exercises its rights to alter the locks at the Leased Premises, Landlord shall only be required to provide Tenant with a new key during Landlord’s regular business hours, provided that in no event shall Landlord be required to provide Tenant a new key until such time as Tenant cures all defaults under the Lease and, if required by Landlord, Tenant increases the amount of the Security Deposit being held under the terms of Section 14.1. by an amount equal to twice the monthly Minimum Rent and Additional Charges due hereunder. Tenant hereby waives (to the extent legally permissible) any and all notices otherwise required under common law or under Chapters 24 or 92 of the Texas Property Code, as same presently exist or may be hereafter amended (or any subsequent similar statute relating to notice prior to instituting such action or proceeding). To the extent of any inconsistency between this Lease and provisions of Section 92.008 of the Texas Property Code (as it may be hereafter amended), it is the agreement of the parties that this Lease shall prevail and govern and control.

If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, if any, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to pay Landlord, upon demand, all costs, expenses and disbursements incurred by Landlord in taking such remedial action, including interest at the rate of 12% per annum from the date of such costs incurred by Landlord until payment.

In the event of termination of this Lease or Tenant’s right to possession of the Leased Premises or repossession of the Leased Premises for an Event of Default, Landlord shall have the duty to relet or attempt to relet and in the event of reletting Landlord may relet the whole or any portion of the Leased Premises for any period, to any tenant, and for any use and purpose and upon terms acceptable to Landlord in its sole discretion. Upon an Event of Default, Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns and manages (or if the Leased Premises is then managed for Landlord, the Landlord will instruct such manager to use the same efforts such manager then uses to lease the space or properties which it owns or manages); provided, however, that Landlord or its manager shall not be required to give any preference or priority to the showing or leasing of the Leased Premises over any other space that Landlord or its manager may be leasing or have available and may place a prospective tenant in any such available space regardless of when such alternative space becomes available; provided further, that Landlord shall not be required to observe any instructions given by Tenant about such reletting or accept any tenants offered by Tenant unless such offered tenant has a credit worthiness acceptable to Landlord, leases the entire Leased Premises, agrees to use the Leased Premises in a manner consistent with this Lease and leases the Leased Premises at the same rent, for no more than the term of this Lease and on the same other terms and conditions as in the Lease without the expenditure by Landlord for tenant improvements or broker’s commissions.

Section 16.3.  In the event Landlord elects to terminate this Lease by reason of an Event of Default or in the event Landlord elects to terminate Tenant’s right to possession of the Leased Premises without terminating this Lease, Landlord may hold Tenant liable for all rent and other indebtedness accrued to the date of such termination, plus such rent and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the lease term (or Tenant’s right to possession of the Leased Premises, as the case may be) measured from the date of such termination by Landlord until the date which would have been the date of expiration of the term as stated in Article III (had Landlord not elected to terminate the Lease or Tenant’s right to possession on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in the succeeding paragraph). Actions to collect amounts due by Tenant provided for in this paragraph of Section 16.3. may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until expiration of such period; and in no event shall Tenant be entitled to any excess of rent (or rent plus other sums) obtained by reletting over and above the rent herein reserved. At any time after the term of this Lease shall be expired and come to an end or Landlord shall have reentered upon the Leased Premises, as the case may be. Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the rent, including Minimum Rent and all Additional Charges due hereunder, reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the term of this Lease, exceeds the then fair rental value of the Leased Premises for the same period, both discounted to present value as determined by Landlord.

In the case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord at Houston, Harris County, Texas, in addition to any sum provided to be paid above; broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the costs of removing and storing Tenant’s or other occupant’s property; the costs of repairing, altering, remodeling or otherwise putting the Leased Premises into required by this Lease to be repaired, altered, or remodeled, and all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies.

Section 16.4.  In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have a reasonable period, but in no event less than thirty (30) days, in which to commence to cure any such default. Tenant shall not have any remedy or cause of action, until Landlord fails to commence to cure any default after such notice or having so commenced thereafter fails to exercise reasonable diligence to complete such curing by reason thereof. All obligations of Landlord hereunder will be construed as independent covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Center and not thereafter. Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder, Tenant shall not exercise any rights it may have on account of such default until (I) Tenant gives forty-five (45) days written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to each holder of any mortgage or deed of trust encumbering the Center or the Leased Premises who has heretofore notified Tenant in writing of its interest and the address to which notices are to be sent (herein referred to as  “Landlord’s Mortgagees”) and (ii) each such Landlord’s Mortgagee fails to cure or cause to be cured said default within the time period permitted Landlord pursuant to the terms of this Lease together with such additional time as may be reasonably necessary if Landlord’s Mortgagee is prevented by applicable laws from commencing the cure of such default.

Notwithstanding anything in this Lease to the contrary, if Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold Landlord’s consent or approval, Tenant’s sole and exclusive remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claim for any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

Section 16.5.  In the event that Landlord institutes an action or proceeding to enforce payment of a monetary sum due hereunder or to enforce any compliance by Tenant with the provisions of this Lease and is the prevailing party in such action or in the event it shall become necessary for Landlord to employ or consult with an attorney with regard to Tenant’s performance under this Lease then, in such event, Tenant will pay to Landlord all reasonable costs incurred by Landlord in such event, including reasonable attorneys’ fees, which shall not be less than fifteen percent ( 15%) of all such sums owing by Tenant to Landlord.

Section 16.6.  INTENTIONALLY OMITTED

ARTICLE XVII
NON-WAIVER

Section 17.1.  Neither acceptance of rent (or any portion thereof) or any other sums payable by Tenant hereunder (or any portion thereof) by Landlord nor failure by Landlord to complain of any action, non-action or default of Tenant shall constitute a waiver as to any breach of any covenant or condition of Tenant contained herein nor a waiver of any of Landlord’s rights hereunder. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an Event of Default shall not constitute a waiver of any right to enforce such remedies for either a prior or subsequent default of the same obligation or for any prior or subsequent default of any other obligation of Tenant under this Lease. No right or remedy of Landlord hereunder or covenant, duty or obligation of Tenant hereunder shall be deemed waived by Landlord unless such waiver be in writing, signed by Landlord. Landlord’s acceptance of the payment of rental or other payments hereunder after the occurrence of an Event of Default shall not be construed as an accord and satisfaction or comprise a waiver of such default, unless Landlord so notifies Tenant in writing.

ARTICLE XVIII

LANDLORD-TENANT RELATION

Section 18.1.  The relation created by this Lease is that of landlord and tenant. Nothing herein contained shall be deemed or construed by the parties hereto, nor by a third party, to be a creation of the relationship of principal and agent, or of partnership, or of joint venture between the parties. Neither computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to make Landlord liable for the debts of Tenant or create any relationship between the parties hereto other than the relationship of landlord and tenant.

ARTICLE XIX

EMINENT DOMAIN

Section 19.1.  If more than twenty percent (20%) of the floor area of the Leased Premises should be taken by any authority having the power of eminent domain, then and in that event, the term of this Lease shall cease and terminate, and the date of such termination shall be, at Landlord’s election, either the date upon which possession shall be tendered to such authority by Landlord or the date upon which possession is taken by such authority.

Section 19.2.  If less than twenty percent (20%) of the floor area of the Leased Premises should be taken as aforesaid, this lease shall not terminate, however, the minimum guaranteed rental (but not percentage rental) payable hereunder during the expired portion of this lease shall be reduced in proportion to the area taken, effective on the date physical possession is taken by the condemning authority. Following such partial taking, Landlord shall make all necessary repairs or alterations to the remaining premises or, if an exhibit describing Landlord’s Work is attached to this lease, all necessary repairs within the scope of Landlord’s Work as described in such exhibit, as the case may be, required to make the remaining portions of the Leased Premises an architectural whole.  All work by Landlord required in this Section 19.2 shall be commenced and completed in a reasonable time following such partial taking.

Section 19.3.  All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the fee or the leasehold interest, whether as damages or as compensation, will be and are the property of Landlord. Tenant hereby assigns to Landlord all proceeds, whether by way of compensation or damages, otherwise payable to Tenant for its leasehold interest by reason of such taking as same applies to the land, structure and/or rent proceeds. All other elements of compensation relating to the operation of Tenant’s business operations under the terms of this Lease affected by way of the taking shall belong to Tenant.

Section 19.4.  If this Lease should be terminated under any provision of this Article, rental and other sums due and payable by Tenant hereunder shall be payable up to the date that possession is taken by the condemning authority and Landlord will refund to Tenant an equitable portion of any such rental and other sums paid in advance but not yet earned by such date.

Section 19,5.  In the event that any authority having the power of eminent domain requests that Landlord convey to such authority all or any portion of the Center or all or any portion of the Leased Premises, Landlord shall have the right to make a voluntary conveyance to such authority of all or any portion of the Center or all or any portion of the Leased Premises whether or not proceedings have been filed by such authority; and in the event of any such voluntary conveyance, it shall nevertheless for all purposes hereunder be deemed that there has been a taking by such authority of the property voluntarily conveyed by Landlord. Accordingly, all of the provisions of Sections 19.1, 19.2, 19.3 and 19.4 hereof shall be applicable notwithstanding such voluntary conveyance.

ARTICLE XX
HOLDING OVER

Section 20.1.  If Tenant should remain in possession of the Leased Premises after the expiration of the term of this Lease, without the execution of a new lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to- month, subject to all the covenants and obligations of this Lease, except that as liquidated damages by reason of such holding over, the monthly amounts payable by Tenant under this Lease shall be increased to one hundred fifty percent (150%) of the monthly amounts payable in the last month of the stated term.

Section 20.2.  The above described tenancy from month-to-month may be terminated by either party upon thirty (30) days written notice to the other.

Section 20.3.  Any rent due after such notice of termination of possession or of this Lease has been given is to be calculated according to section 20.1 on a pro rata basis. If upon notice of termination by Landlord, Tenant tenders rent in excess of the amount due and payable pursuant to the formula in Section 20.1 and Landlord accepts such payment, the acceptance of such payment will not operate as a waiver by Landlord of the notice of termination, unless such waiver is in writing and signed by Landlord. Any such excess amounts tendered and accepted shall be promptly refunded by Landlord, after deducting therefrom any amounts owed Landlord.

ARTICLE XXI
LANDLORD’S MORTGAGES

Section 21.1.  Tenant agrees that its interest under this Lease shall be subordinate to any mortgage, deed of trust or similar device now or hereafter placed upon the Leased Premises or all or any portion of the Center by Landlord if the mortgagee or beneficiary under said deed of trust or lender for whose benefit any other security device is created so elects, and upon notice to Tenant of such election. Tenant will execute any instruments required to evidence such subordination. Likewise, such mortgagee or beneficiary under said deed of trust or lender for whose benefit any other security device is created elects, by notice to Tenant, to make this Lease superior to such mortgage or deed of trust or other security device; and in the event of any such election, Tenant will execute any instruments required to evidence such superiority. If any person or entity shall succeed to all or part of Landlord’s interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

Section 21.2.  Landlord and Tenant shall execute and deliver to each other, at such time and from time to time as either Landlord or Tenant may request, a certificate stating:

(a)                                  Whether or not the Lease is in full force and effect;

(b)                                 Whether or not the Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments, if any;

(c)                                  Whether or not there are any existing defaults under this Lease to the knowledge of the party executing the certificate, and specifying in detail the nature of such defaults, if any, and

(d)                                 Such other information as may be reasonably requested.

The aforesaid certificate(s) shall be delivered to Landlord or Tenant, as the case may be, promptly upon receipt of a written request therefore, but in no event more than five (5) business days following receipt of such request. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. If, however, Tenant fails to deliver the same within such five (5) business day period after request by Landlord, such failure shall be deemed to be an event of default hereinunder.

Section 21.3.  In order to protect Tenant’s leasehold interests in the event of a default by Landlord with respect to any mortgage obligation related to the Leas Premises, Landlord agrees and shall have Landlord’s Mortgagor issue to Tenant a non- disturbance/attornment agreement in the form attached hereto as Exhibit “D”.

ARTICLE XXII
ADDITIONAL RENT

Section 22.1.  In addition to and separate from the Minimum Rent, Tenant shall pay to Landlord as Additional Rent any “Tax Payment” and “Insurance Payment” as set out in Article I of this Lease paid by Landlord on Tenant’s behalf. Tenant shall be responsible for all maintenance, and repairs to the structure and common area including, but not limited to sweeping, cleaning, removing debris from, maintaining, re-striping and repairing the common area. In addition Tenant shall be totally responsible for maintaining planting and landscaping with respect to the Common Area; utilities charges for any services to the Common Area; repairing and maintaining utility lines located in the Common Area which do not exclusively serve one tenant in the Center (including, without limitation, lighting and tile); repairing and maintaining sprinklers and sprinkler-risers serving the Leased Premises and the building of which they are a part; repairing and maintaining sidewalks in the Common Area (including, without limitation, periodic steam cleaning thereof); repair and maintaining the parking lots in the Common Area; plus all other costs and expenses of every kind or nature relative to operating, managing and equipping the Common Area, and including, but not limited to, maintaining and repairs to the parking lot in the common area and roof of the leased premises. The word “Taxes”, as used herein shall mean all taxes, assessments, imposition, levies, charges, excises, fees, state or federal tax imposed on rental income of the Center, licenses and others sums levied, assessed, charged or imposed by any governmental authority or other taxing authority or which accrue on the Center for each calendar year (or portion thereof) during the term of this Lease, including, without limitation, professional fees and expenses incurred by Landlord for ad valorem tax consultants or tax-rendering services and all penalties, interest and other charges (with respect to Taxes) payable by reason of any delay in or failure or refusal of Tenant to make timely payment as required under this Lease.

Landlord currently estimates that taxes on the Leased premises are approximately $58,000.00 per year. Tenant agrees to pay to Landlord the sum of $4,833.33 per month, in addition to Minimum Rent and as additional charges in order to satisfy these tax obligations under the terms of this triple net lease. Landlord specifically reserves the right to adjust this estimate for taxes at the end of each tax year based on the actual tax liability imposed by any taxing authority pursuant to Section 22.3 hereof.

Alternatively, should Tenant desire to pay these taxes directly to any such taxing authority, Tenant shall, within thirty (30) days of payment provide proof of payment to Landlord in the form a receipt indicating that all such taxes have been paid in full or any such other proof as may be deemed acceptable by Landlord.

The phrase “Insurance Premiums” shall mean the total annual insurance premiums which accrue on all fire and extended coverage insurance, boiler insurance, public liability and property damage insurance, rent insurance and other insurance which, from time to time, may at Landlord’s election be carried by Landlord with respect to the Center during any applicable calendar year (or portion thereof) occurring during the term of this Lease; all or any part of such coverage is written under a “blanket policy” or otherwise in such manner that Landlord was not charged a specific insurance premium applicable solely to the Center, then in such event, the amount considered to be the insurance premium with respect to such coverage for such calendar year shall be that amount which would have been the annual insurance premium payable under the rates in effect on the first day of such applicable calendar year for a separate Texas Standard Form insurance policy generally providing such type and amount of coverage (without any deductible amount) with respect to the Center (considering the type of construction and other relevant matters) irrespective of the fact that Landlord did not actually carry such type policy. If the insurance policies maintained by Landlord with respect to the Center containing any nature of deductible feature, then Tenant, in the event of a loss, shall pay to Landlord Tenant’s pro rata share thereof, based upon the amount of such deductible feature multiplied by a fraction, the numerator of which is the aggregate number of square feet of floor area in the Center damaged or destroyed by such casualty. Tenant’s pro rata share of such deductible amount shall be payable to Landlord within ten (10) days following receipt from Landlord of a statement therefore and payment thereof by Tenant shall be condition precedent to Landlord’s obligations to repair or restore the Leased Premises.

The phrase “Tenant’s Share” as applied to Common Area Operating Costs, Taxes and Insurance Premium shall refer to a sum calculated by multiplying the Common Area Operating Costs, Taxes and Insurance Premium (as the case may be) by a fraction, the numerator of which is the ground floor area (in square feet) of the Leased Premises (as indicated in Section 1.1 of this Lease Contract) and the denominator of which is ninety-five percent (100%) of the aggregate leasable ground floor area (in square feet) of all buildings in the Center (whether or not actually leased) on the first day of January for the relevant calendar year for which any calculation referred to in this Article XXII is being made; provided, however, for any period less than twelve (12) full calendar months with respect to which such calculation is being made, a pro rata portion of the resulting product shall be calculated to determine Tenant’s Share.

Section 22.2.  Unless and until Landlord exercises the rights set forth in Section 22.3 of this Lease, Tenant will pay Landlord the Common Area Payment, Tax Payment, and Insurance Payment as specified in Article I of this Lease. Each such payment shall be made monthly in advance for each and every month during the term of this Lease, except, however, if the lease term does not begin on the first day of a calendar month, Tenant shall pay a pro rata portion of such sums for such partial month.

Section 22.3.  During the relevant calendar year indicated by Landlord during the Lease Term and Extension Term of this Lease (and subsequent to the termination of this Lease). Landlord shall have the right, but not the obligation, to determine any increase in the Tax Payment and/or Insurance Payment collectively referred to in this Section 22.3 as “Such Costs”. Landlord shall submit written notice to Tenant, including an itemization of all Such Costs, to require Tenant to pay to Landlord a sum of money for Such Costs.

In the event Landlord shall have given notice to Tenant of the exercise of any of its rights under the preceding paragraph, then (with respect to any Such Costs as to which Landlord shall have so given notice) the following shall apply:

(1)                                  Landlord shall have the right, exercisable by Landlord’s giving notice to Tenant from time to time during the term of this Lease to estimate Tenant’s Share of any Such Costs for the relevant calendar year indicated by Landlord, whereupon, commencing on the date designated by Landlord and continuing for the balance of the period during the term of this Lease indicated by Landlord, Tenant shall pay Landlord on the first day of each month, monthly in advance, one-twelfth (1/12th) of the amount(s) so estimated by Landlord.

(2)                                  At the end of the calendar year occurring during the term of this Lease during which Landlord shall have given Tenant notice of the exercise of any of its rights set forth in this Section 22.3 (and subsequent to the termination of this Lease), Landlord will give Tenant notice of the total amount(s) paid by Tenant for Such Costs for the relevant calendar year together with the actual amount of Tenant’s Share of any of Such Costs for such calendar year. If the actual amount of Tenant’s Share of any of  Such Costs with respect to such period exceeds the aggregate amount(s) previously paid by Tenant with respect thereto during such period, Tenant shall pay to Landlord the deficiency within ten (10) days following notice from the Landlord, provided, however, if the aggregate amount(s) previously paid by Tenant with respect thereto exceeds Tenant’s Share for any such period, then, at Landlord’s election, such surplus (net of any amounts then owing by Tenant to Landlord) shall be credited against the next ensuing installment of any of Such Costs due hereunder by Tenant or credited to Minimum Rent, or Landlord may refund such net surplus to Tenant. Should Tenant question the accuracy of Landlord’s accounting of any of Such Costs, Tenant’s right to dispute any Such Costs shall be conditioned upon payment to Landlord of Tenant’s Share thereof prior to contesting any Such Costs, with an adjustment thereafter, if necessary.

(3)                                  Tenant shall pay all Such Costs within thirty (30) days of billing. If Tenant fails to pay Such Costs within this thirty (30) day period, Tenant will be assessed a late fee equal to ten percent (10%) of Such Costs and which shall be cumulative, determined on a per diem basis. If Tenant fails to pay Such Costs and any additional fees incurred for more than one hundred eighty (180) days, this shall constitute an Event of Default.

Section 22.4.  If there is presently in effect or hereafter adopted any nature of sales tax or use tax or other tax on rents or other sums received by Landlord under this Lease (herein referred to as “Rent Sale Tax”), then in addition to all rent and other payments to be made by Tenant as provided above, Tenant will also pay Landlord a sum equal to the amount of such Rent Sales Tax. The term “Rent Sales Tax” shall not include any income taxes applicable to Landlord.

ARTICLE XXIII
NOTICE

Section 23.1.  Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered to the Notice Address of either Landlord or Tenant, by hand or sent by United States Registered or Certified Mail, adequate postage prepaid. Either party’s address may be changed from time to time by such party by giving notice as provided above, except that the Leased Premises may not be used by Tenant as the sole Notice Address. No change of address of either party shall be binding on the other party until notice of such change of address is given as herein provided. A post office receipt for registration of such notice or signed return receipt shall be conclusive that such notice was delivered in due course of mail if mailed as provided above. For purposes of the calculation of various time periods referred to herein, notice delivered by hand shall be deemed received when delivered to the place for giving notice to a party referred to above and notice mailed in the manner provided above shall be deemed completed upon the earlier to occur of (i) actual receipt as indicated on the signed return receipt, or (ii) three (3) days after posting as herein provided. Finally, any written notice addressed as provided hereinabove and actually received by the addressee, shall constitute sufficient notice for all purposes under this Lease.

ARTICLE XXIV
TENANT’S SIGNS

Section 24. 1  Tenant shall have the option to install such signs as may be allowed and permitted by the City of Webster.

Tenant shall be responsible for the costs and installation, including design and permitting, of any sign advertising Tenant’s business on the storefront of the Center. Tenant shall pay a proportionate share of the costs of installation and maintenance of the Center pylon sign, if any, only if Tenant advertises its business on the pylon. Tenant shall pay exclusively for design and lettering advertising Tenant’s business at the Leased Premises on the pylon. For purposes of this Article XXIV, the term “proportionate share” shall be defined as a fraction, the numerator of which shall be the square footage of Tenant’s sign panel to be located upon the Center pylon pole and the denominator of which shall be the total square footage of sign panels which are located upon the Center pylon, whether occupied or not.

Section 24.2.  Tenant shall not, without prior written consent (a) make any changes to the store front or pylon advertising, or (b) install any exterior lighting, decorations, paintings, awnings, canopies or the like, or (c) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Leased Premises. All signs, lettering, placards, decorations and advertising media (including, without limitation, the sign required by Section 24,3 below) shall conform in all respects to the sign criteria established by Landlord for the Center from time to time in the exercise of its reasonable discretion, and shall be subject to Landlord’s requirements as to construction, method of attachment, size, shape, height, lighting, color and general appearance. All signs shall be kept in good condition and in proper operating order at all times.

Section 24.3  Subject to the restrictions of Section 24.2 above, Tenant agrees to install and maintain a first-class sign on the front of the Leased Premises during the term of this lease. The sign shall be located above the front of the storefront of the Leased Premises. The sign shall be installed by Tenant, or its Landlord-approved contractors, in a good and workmanlike manner so as not to damage the building or its facilities.

Landlord’s Signage Criteria may be changed at any time in its reasonable discretion, to affect new signs to be placed at the Center. It is expressly agreed, however, that Tenant shall not be required to replace its sign to comply with new Signage Criteria unless and until Tenant voluntarily elects to replace its sign, or the sign must be replaced because of fire or casualty. Any sign not removed by Tenant within ten (10) days after the expiration or earlier termination of this lease may be disposed of by Landlord without liability of any kind to Tenant. In addition, Landlord may at any time on thirty (30) days’ advance written notice to Tenant of its intention to do so, replace Tenant’s fascia sign with a sign which complies with revised signage Criteria adopted for the Center, so long as the fascia signs of a majority of the other tenants in the Center are in compliance with such revised Signage Criteria.

ARTICLE XXV
ENVIRONMENTAL

Section 25.1.  Tenant shall not use in any way, or permit or suffer the use of, the Leased Premises or any part thereof to either, directly or indirectly, prepare, produce, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, or process any Hazardous Substance as defined herein, unless it has received the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. “Hazardous Substance” means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, petroleum, PCBs, petroleum and its by products or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized by any and all federal, state, county, or municipal statutes, or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C, §§ 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C- §§ 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C, §§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§ 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), and the laws of the State of Texas, as these laws have been amended or supplemented.

Any substance which Landlord permits Tenant to treat, store, transfer, or dispose of must be done in strict compliance with any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.), the Hazardous Materials Transportation Act(49 U.S.C. §§ 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.),  the Toxic Substances Control Act, as amended (15 U.S.C. §§ 2601 et seq.), and the Occupational Safely and Health Act (29 U.S.C. §§ 651 et seq.), and the laws of the State of Texas, as these laws have been amended or supplemented.

If Hazardous Substances are used, stored, generated, or disposed of on or in the Leased Premises or the Center by Tenant, or if the Leased Premises or the Center shall become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Leased Premises or the Center, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact, on marketing of the space, and any and all sums paid for settlement of claims, attorneys’ fees, consultant, and expert fees) arising during or after the term of this Lease and arising as a result of the contamination by Tenant or its agents. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limiting the foregoing, if Tenant causes or permits the presence of any Hazardous Substance in the Leased Premises or the Center which results in contamination of the Leased Premises or the Center. Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Leased Premises or the Center, as the case may be, to the conditioning existing prior to the presence of any such Hazardous Substance. Tenant shall obtain Landlord’s prior written approval for any such remedial action. The indemnity obligations of Tenant under this Section shall survive the expiration or earlier termination of this Lease.

If Hazardous Substances are used, stored, generated, or disposed of on or in the Leased Premises or the Center by Landlord, or if the Leased Premises or the Center shall become contaminated as the result of any act of Landlord, Landlord shall indemnify and hold harmless Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Leased Premises or the Center, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys’ fees, consultant, and expert fees) arising during or after the term of this Lease and arising as a result of the contamination by Tenant or its agents. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. Without limiting the foregoing, if Landlord causes or permits the presence of any Hazardous Substance in the Leased Premises or the Center which results in contamination of the Leased Premises or the Center, Landlord shall promptly, at its sole expense, take any and all necessary actions to return the Leased Premises or the Center, as the case may be, to the conditioning existing prior to the presence of any such Hazardous Substance. The indemnity obligations of Tenant under this Section shall survive the expiration or earlier termination of this Lease.

ARTICLE XXVI
REGULATIONS

Section 26.1.  Landlord and Tenant acknowledge that there are in effect federal, state, county and municipal laws, orders, rules, directives and regulations (collectively referred to hereinafter as the “Regulations”) and that additional Regulations may hereafter be enacted or go into effect, relating to or affecting the Leased Premises or to the Center, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and conduct of business. Subject to the express rights granted to Tenant under the terms of this Lease, Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment, or do anything to permit anything to be done that would violate any of said laws, regulations or guidelines. Moreover, Tenant shall have no claim against Landlord by reason of any changes Landlord may make in the Center or the Leased Premises pursuant to said Regulations or any charges imposed upon Tenant, Tenant’s customers or other invitees pursuant to same.

Section 26.2.  If, by reason of any Regulations, the payment to, or collection by, Landlord of any rental or other charge (collectively referred to hereinafter as “Lease Payments”) payable by Tenant to Landlord pursuant to the provisions of this Lease is in excess of the amount (the “Maximum Charge”) permitted thereof by the Regulations, then Tenant, during the period (the “Freeze Period”) when the Regulations shall be in force and effect shall not be required to pay, nor shall Landlord be permitted to collect, any sum in excess of the Maximum Charge. Upon the earlier of (i) the expiration of the Freeze Period, or (ii) the issuance of a final order or judgment of a court of competent jurisdiction declaring the Regulations to be invalid or not applicable to the provisions of this Lease, Tenant, to the extent not then proscribed by law, and commencing with the first day of the month immediately following, shall pay to Landlord as additional rental, in equal monthly installments during the balance of the term of this Lease, a sum equal to the cumulative difference between the Maximum Charges and the Lease Payments during the Freeze Period. If any of the provisions of this section, or the application thereof shall to any extent be declared to be invalid and unenforceable, the same shall not be deemed to affect any of the other provisions of this section or of this Lease, all of which shall be deemed valid and enforceable to the fullest extent permitted by law.

ARTICLE XXVII
TERMINOLOGY AND MISCELLANEOUS

Section 27.1.  With respect to terminology in this Lease, each number (singular or plural) shall include all numbers, and each gender (male, female or neuter) shall include all genders. If any provision of the Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Lease, but such other provisions shall continue in full force and effect.

The titles of the Articles in this Lease shall have no effect and shall neither limit nor amplify any provisions of the Lease itself. This Lease shall be binding upon and shall accrue to the benefit of Landlord, its successors and assigns.

Section 27. 2.  In all instances where Tenant is required hereunder to pay any sum or do any act at a particular indicated time or within any indicated period, it is understood that time is of the essence.

Section. 27.3  The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or off-set against any rent and other sums provided hereunder to be paid Landlord by Tenant.

Section 27.4.  Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages; and all liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord hereunder may be satisfied only out of the interest of Landlord in the Center existing at the time any such liability is adjusted in a proceeding as to which the judgment or award adjudicating such liability is non-appealable and not subject to further review. The term “Landlord” shall mean only the owner, for the time being of the Center, and in the event of the transfer by such owner of its interest in the Center, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.

Section 27.5.  All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in Houston, Harris County, Texas.

Section 27.6.  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or any other sums due under this Lease will cause Landlord to incur various expenses not contemplated by this Lease, the exact amount of which are presently difficult to ascertain. Accordingly, if payment of Minimum Rent or any other sum due from Tenant under this Lease shall not be received by Landlord when due, then, in addition to such required payment, Tenant shall also pay to Landlord a “Late Charge” of five percent (5%) of the outstanding monthly balance then due and payable to Landlord from Tenant after five (5) days notice from landlord. Provided, however, Landlord shall not be required to give such written notice to Tenant more than two (2) times in any calendar year during the life of this Lease. Landlord and Tenant agree that such Late Charge represents a fair and reasonable estimate of the expenses that Landlord will incur by reason of such late payment by Tenant. Acceptance of such Late Charge by Landlord shall not constitute a waiver of Tenant’s default with respect to any such past due amounts, nor prevent Landlord from exercising any other rights and remedies granted to Landlord under this Lease or at law or in equity. Such Late Charge shall constitute additional rental payable by Tenant under the Lease and is in addition to, and separate from, the Minimum Rent and other charges payable under the Lease by Tenant.

Section 27.7.  So long as Tenant has not been wrongfully or constructively evicted from the Leased Premises, the doctrine of independent covenants will apply in all matters relating to this Lease including, without limitation, all obligations of Landlord and Tenant to perform their respective obligations under this Lease. The preceding sentence shall apply notwithstanding that Landlord may have defaulted in fulfilling a covenant to maintain or repair the Leased Premises even if such default results in the unsuitability of the Leased Premises for Tenant’s intended commercial use.

Section 27.8.  Tenant has inspected the Leased Premises and accepts them in their existing condition, on an “As-Is” basis, subject to performance by Landlord of its obligations under the Construction Rider, if any, attached hereto. Tenant hereby waives and relinquishes any right to assert, as either a claim or a defense, that Landlord is bound to perform or is liable for the non-performance of any implied covenant or implied duty of Landlord not expressly set forth herein. Tenant hereby expressly waives any implied warranty of Landlord that the Leased Premises are suitable for their intended commercial purpose. Tenant agrees to perform all of its Lease obligations (including without limitation, the obligation to pay rent), notwithstanding an alleged breach by Landlord of any such implied warranty to the extent such warranty is not waived herein. Tenant agrees that Landlord shall incur no liability to Tenant by reason of any defect in the Leased Premises, whether apparent or latent.

Section 27.9.  Tenant shall provide the following financial information concerning its operations on the leased premises to Landlord (and, if requested by Landlord, to Landlord’s Mortgagee at such address as Landlord may provide):

a)                                      As soon as available and in any event with forty-five (45) days after the end of each calendar quarter, the balance sheet of Tenant as of the end of such calendar quarter and the operating statement of Tenant for such calendar quarter, each prepared in accordance with generally accepted accounting principles, and certified to be true and correct by the principal financial officer of Tenant; and

b)                                     As soon as available and in any event within sixty (60) days after the close of each fiscal year of Tenant, the audited balance sheet of Tenant as of the end of such year and the audited operating statement of Tenant as of the end of such year (showing income, expenses and surplus), all prepared in accordance with generally accepted accounting principles and accompanied by the unqualified opinion of an independent certified public accountant acceptable to Landlord; and

c)                                      As soon as available and on an annual basis, Tenant’s annual report and Form 10-K as filed with the U. S. Securities and Exchange Commission.

Landlord agrees that Tenant shall be in compliance with the provisions of this Section upon furnishing to Landlord (and Landlord’s Mortgagee as aforesaid) the above described financial information in the form prepared by Tenant for dissemination to the general public as required by a publicly traded corporation whose stock is listed on the New York Stock Exchange.

Section 27.10.  If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid an be enforced to the fullest extent permitted by law.

Section 27.11.  This Lease shall be construed and enforced in accordance with the laws of the State of Texas.

Section 27.12.  Tenant and Landlord represent that they have dealt directly with and only with the Weitzman Group and SDI Rrealty, Inc. as Brokers, in connection with this Lease, and that insofar as they know, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Each party hereby indemnifies and holds the other and their beneficiaries, and their respective agents and employees, harmless from any and all claims of any other broker or brokers in connection with this Lease. Landlord hereby agrees to pay the commission to said Brokers.

Section 27.13.  If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned’s execution of this Lease has been duly authorized and approved by the corporation’s board of directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute the Lease on behalf of the corporation.

Section 27.14.  Any liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord, direct or indirect, under this Lease and Landlord and any of the persons comprising Landlord shall not be personally liable for any deficiency. The foregoing shall not be deemed to limit or deny any remedies which Tenant may have in the event of a default by Landlord hereunder which do not involve personal liability of Landlord and shall not be construed to limit or diminish the obligations or liabilities of any insurer.

Section 27.15.  In all circumstances under this lease where the prior consent of one party (the “consenting party”), whether it be Landlord or Tenant, is required before the other party (the “requesting party”) is authorized to take any particular type of action, such consent shall not be withheld in a wholly unreasonable and arbitrary manner, however, the requesting party agreed that its exclusive remedy if it believes that consent has been withheld improperly (including, but not limited to consent required from Landlord pursuant to Section 24.1 or Section 8.1) shall be to institute litigation either for a declaratory judgment or for a mandatory injunction requiring that such consent be given (with the requesting party hereby waiving any claim for damages, attorneys fees or any other remedy unless the consenting party refuses to comply with a court order or judgment requiring it to grant its consent). Wherever in this Lease one party is requested or required to give its consent before an action by the other party is permitted, it is understood and agreed that such consent shall not be unreasonably withheld or delayed.

Section 27.16.  Tenant will permit Landlord to place and maintain “For Rent” or “For Lease” signs on the Leased Premises during the last ninety days of the lease term, it being understood that such signs shall in no way affect Tenant’s obligations or any other provision of this lease.

Section 27.l7.  INTENTIONALLY OMITTED

Section 27.18. If any term of this Lease is ambiguous, such ambiguity, if any, shall not be construed by or against any party on the basis that the party did or did not write it.

ARTICLE XXVIII
ENTIRE AGREEMENT

Section 28.1.  This instrument (including all riders, exhibits and Guaranties, if any) constitutes the entire agreement between Landlord and Tenant and no prior written or prior or contemporaneous oral promise or representations, brochure, rendering shall be binding on the parties hereto or deemed a part of this agreement unless specifically incorporated herein. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

This Lease shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto, their successors and assigns.

EXECUTED in multiple counterparts, all of which shall constitute one document, but each of which shall have the force, and effect of an original, on the day and year first written above.

LANDLORD:

ATTEST:	PARIS HOLDINGS, LTD.

	By:	/s/ [ILLEGIBLE]

Secretary	Name:

	Title:	Manager

	Date:	6/28/02

TENANT:

ATTEST:	CHICAGO PIZZA & BREWERY,

By:

Secretary	Name:	/s/ [ILLEGIBLE]

	Title:	Co - CEO

	Date:	6/25/02

S 41°08'30"E - 325.00'
2" WATER
GAS METER, SEE REGULATOR W/4" GALV UP ONTO ROOF
NEW 2" WATER ENTRY SEE 33, C-2
T.W. 102.87
PROP. STORM DRAIN (See Detail 31, SH. C-2)
T.G. 99.00
IE. 97.34
PROP 15" S.D.R. 0.25%
2"Ø DRAIN REF: P-1
T.W. 102.45
T.C. 102.36
T.P. 101.93
T.W. 102.47
RAMP DTL. 35/C2
T.P. 99.07
EXISTING FL. LINE = 103.15
NEW FL. LINE = 103.57
T.W. 102.45
PROPOSED 6"Ø FIRESPRINKLER LINE LOCATION & ENTRY
T.W. 102.45
T.P. 102.25
PROP. STORM DRAIN (See Det. 31, SH. C-2)
T.G.
IE. 97.45
T.C. 102.33
T.P. 101.85
T.W. 102.01
T.C. 101.81
T.P. 101.31
REMOVE EXIST. PAVING FOR GREEN AREA & NEW SIDEWALK
NEW METER & SERVICE ENTRANCE
T.W. 101.52
Exist. 18" R.C.P.
Exist. 15" R.C.P.
T.C. 101.70
T.P. 101.20
20' - PROP 18" S.D.R. @ 0.20%
SAWCUT EXIST'G PAV'N'T FOR NEW DRAINAGE, PATCH BACK W/ COLD & REINF. TO MATCH EXIST'G
T.C. 101.44
T.P. 100.94
EXISTING PAVEMENT TO REMAIN
147' - PROP. 18" S.D.R. @ 0.

Exhibit “A-1”

METES AND BOUNDS DESCRIPTION
2.056 ACRES (89,549 SQUARE FEET)

Being 2.056 acres (89,549 square feet) of land situated in the Robert W. Wilson Survey, Abstract 88, Harris County, Texas, and being all of Restricted Reserve “A” Bay Area Boulevard Restaurant Park, a subdivision recorded under Film Code 357035 of the Harris County Map Records, and also being all of those certain tracts of land, called Tract One and Tract Two, conveyed to Paris Court, Inc. by instrument recorded under File Number R615011 and Film Code 505-66-3619 of the Harris County Official Public Records of Real Property and all of that certain tract of land described as the east 80 feet of the south one half of Lot 11 in Block 22 of the Webster Outlots, a subdivision recorded in Volume 67, Page 197 of the Harris County Deed Records and conveyed to Charles W. Shears by instrument recorded under File Number P631375 and Film Code 196-58-2562 of the Harris County Official Public Records of Real Property, said 2.056 acres (89,549 square feet) of land being more particularly described by metes and bounds as follows (all bearings are referenced to the monumented southeast right-of-way line of that portion of Bay Area Boulevard, based on 120 feet in width, recorded under File Number C599567 and Film Code 079-30-0776 and under File Number C605125 and Film Code 084-25-0440, both of the Harris County Official Public Records of Real Property):

BEGINNING at a 5/8 inch iron rod with cap set for the most northerly corner of that certain 3.0303 acre tract of land conveyed to Bruce W. Derrick by instrument recorded under File Number M832456 and Film Code 188-77-2470 of the Harris County Official Public Records of Real Property, same being the most westerly corner of said Bay Area Boulevard Restaurant Park, and being the most westerly corner of the herein described tract of land and also being in the southeast right-of-way line of said Bay Area Boulevard and from which an iron rod with cap bears S 37°07’  E 0.47 feet;

THENCE N 48° 51’30” E 215.00 feet, with the southeast right-of-way line of said Bay Area Boulevard, to an “X” in a concrete driveway set for the most westerly corner of that certain 0.933 acre tract of land conveyed to Dr. Charles G. Shears by instrument recorded under File Number M124302 and Film Code 044-77-1836 of the Harris County Official Public Records of Real Property and being the most northerly, corner of this tract;

THENCE S 41° 14’00” E 325.55 feet, called S 41°08’30” E 325.00 feet, to a 1/2 inch iron rod found for the most southerly corner of said 0.933 acre tract and being the most northerly east corner of this tract and also being in a northwest line of Unrestricted Reserve “B” of Live Oak Street Development, a subdivision recorded in Volume 340, Page 85 of the Harris County Map Records;

THENCE S 48°51’30” W 135.00 feet to a 5/8 inch iron rod with cap set for the most westerly corner of said Unrestricted Reserve “B” and being an interior corner of this tract and from which a 1/2 inch iron rod bears S 80’34’ E 0.27 feet;

THENCE S 41°14’00” E 244.45 feet, called S 41°08’30” E, to a 5/8 inch iron rod with cap set for the most southerly corner of said Unrestricted Reserve “B”, and being the most southerly east corner of this tract and also being in the northwest line of that certain 11.7152 acre tract of land conveyed to Webland Properties , Inc. by instrument recorded under File Number P746329 and Film Code 092-70-3588 of the Harris County Official Public Records of Real Property and from which a bent 1/2 inch iron rod bears S 04’ 48’W 0.30 feet;

THENCE S 48°51’30” W 80.00 feet, with the northwest line of said 11.7152 acre tract, to a 5/8 inch iron rod with cap set for the most easterly corner of the residue of that certain tract of land called the south one half of Lot 11 in Block 22 of said Webster Outlots and conveyed to Roller Enterprises of Texas, Inc. by instrument recorded under File Number D799707 and Film Code 156-40-2470 of the Harris County Official Public Records of Real Property, and being the most southerly corner of this tract and from which a 1/2 inch iron rod bears S 02°20’  E. 0.47 feet;

THENCE N 41°14’00” W 570.00 feet, called N 41°08’30” W 569.51 feet and passing at 330.00 feet the most northerly corner of said south one half of Lot 11 in Block 22 of the Webster Outlots, same being the most easterly corner of said 3.0303 acre tract and from which a 5/8 inch iron rod with cap bears S 38°22’ E 0.56 feet, to the PLACE OF BEGINNING and containing 2.056 acres (89,549 square feet) of land.

The area stated in acres is compatible with the allowable precision of closure for his survey.  The area stated in square feet is a calculated value only.  All 5/8 inch iron rods with caps set by this survey are marked “Texas Land Surveying”.

[SEAL]	/s/ Jeffrey N. Heck
Jeffrey N. Heck
Registered Professional Land Surveyor
Texas Registration No. 4385

Texas Land Surveying, Inc.
P.O. Box 5825 Pasadena, Texas 77508
(281) 487-5880
Job No. 0389-001B May 25, 2000

TRACT ONE: A 19,200 square foot tract of land out of Lot Eleven (11), Block Twenty-Two (22) in WEBSTER OUTLOTS, an Addition in Harris County, Texas, according to the plat as recorded in Volume 67, Page 197 of the Deed Records of Harris County, Texas, and being more particularly described by metes and bounds as follows, to-wit:

Commencing at the most Northerly corner of said Lot 11, Block 22;

THENCE South 41 deg. 08 min. 30 sec. East 90.00 feet along the Northeast line of said Lot 11 to an iron red in the Southeast right of way line of Bay Area Boulevard (120’ wide) and being the point of beginning of this tract;

THENCE continuing South 41 deg. 08 min. 30 sec. East 240.00 feet along the Northeast line of Lot 11 to an iron rod;

THENCE South 48 deg. 51 min. 30 sec. West 80.00 feet to an iron rod;

THENCE North 41 deg. 08 min. 30 sec. West 240.00 feet to an iron rod in the Southeast right of way line of Bay Area Boulevard;

THENCE North 48 deg. 51 min. 30 sec. East 80.00 feet along the Southeast right of way line of Bay Area Boulevard to the point of beginning and containing 19,200 square feet of land.

TRACT TWO: A 1.0072 acre tract, more or less, out of Lot Twelve (12), in Block Twenty-Two (22) of WEBSTER OUTLOTS, an Addition in Harris County, Texas, according to the map or plat thereof, recorded in Volume 67, Page 197 of the Deed Records of Harris County, Texas, and being more particularly described by metes and bounds as follows, to-wit:

BEGINNING at the most Westerly corner of said Lot 22;

THENCE South 41 deg. 08 min. 30 sec. East a distance of 90.0 feet to an iron rod for corner on the Southeast right of way line of Bay Area Boulevard marking the most Westerly corner and PLACE OF BEGINNING of the tract herein described;

THENCE North 48 deg. 51 min. 30 sec. East along said Southeast line of Bay Area Boulevard, a distance of 135.0 feet to a point for corner;

THENCE South 41 deg. 08 min. 30 sec. East a distance of 325.0 feet to a point for corner;

THENCE South 48 deg. 51 min. 30 sec. West a distance of 135.0 feet to a point for corner on the Southwest line of said Lot 12;

THENCE North 41 deg. 08 min. 30 sec. West along and with the Southwest line of said Lot 12, a distance of 325.0 feet to the PLACE OF BEGINNING, and containing 1.0072 acres of land, more or less;

TOGETHER WITH a twenty foot by fifty foot (20’ X 50’) easement for ingress and agress to Bay Area Blvd., and being more particularly described by metes and bounds as follows, to-wit:

BEGINNING at the most Westerly corner of said Lot 12;

THENCE South 41 deg. 08 min. 30 sec. East a distance of 90.0 feet to an iron rod for corner on the Southeast right of way line of Bay Area Boulevard;

THENCE North 48 deg. 51 min. 30 sec. East along said Southeast line of Bay Area Boulevard, a distance of 135.0 feet to a point for corner, and being the PLACE OF BEGINNING OF THE BASEMENT TRACT

HEREIN DESCRIBED;

THENCE continuing along the Southeast line of Bay Area Boulevard 48 deg. 51 min. 30 sec. East a distance of 50 feet to a point for corner;

THENCE South 41 deg. 08 min. 30 sec. East a distance of 20 feet to a point for corner;

THENCE South 48 deg. 51 min. 30 sec. West a distance of 50 feet to a point for corner;

THENCE North 41 deg. 08 min. 30 sec. West a distance of 20 feet to the Southeast right of way line of Bay Area Boulevard and the PLACE OF BEGINNING.

EXHIBIT B

PERCENTAGE RENT

As set forth in the Lease to which this Exhibit is attached (Section 4.2), Tenant, as additional rent, shall pay to Landlord on an annual basis 3% of Tenant’s Gross Sales that exceed the following natural break points for the lease year identified.

Lease Year	Natural Break point

1 through 5	$5,166,666.67
6 through 10	$5,500,000.00
11 through 15	$6,166,666.67
16 through 20	$6,666,666.67	(Option Year)
21 through 25	$7,333,333.34	(Option Year)

Exhibit “C”

“Exclusive Parking Field”

EXHIBIT “D”

SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

NOTICE:                                             THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT

This Agreement is entered into by and among, Tenant, Landlord and Beneficiary and affects the property located at 515 West Bay Area Boulevard, Webster, Texas, being more; specifically described on Exhibit “A” which is attached hereto and incorporated herein by reference.

The term “Tenant” means and refers to Chicago Pizza & Brewery, Inc. d/b/a BJ’s Restaurant & Brewery.  The term “Landlord” means and refers to Paris Court Holdings, Ltd. The term “Beneficiary” means and refers to Wells Fargo Bank, Landlord’s mortgage lender.

This agreement is entered into with reference to the following facts:

1.                                       Landlord and Tenant have entered into a lease covering approximately 10,000 square feet of the property described herein.

2.                                       Beneficiary has made, and may make in the future, loans to Landlord secured by a mortgage on the subject property (collectively the “mortgage”), provided that any lease relating to the subject property would be subordinate to the lien of the mortgage.

3.                                       The parties hereto desire to expressly subordinate the lease to the lien of the mortgage and that the lien of the mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the lease.

4.                                       Tenant has requested that Beneficiary agree not to disturb Tenant’s possessory rights in the leased premises in the event Beneficiary should foreclose the mortgage, provided that Tenant is not then in default under the lease and provided further that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee’s sale of the property.

Now, therefore, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Notwithstanding anything to the contrary set forth in the lease, the lease and all leasehold estate created thereby and all of Tenant’s rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the mortgage and the lien thereof, and all rights of beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

2.                                       In the event of foreclosure of the mortgage, or upon a sale of the property pursuant to the trustee’s power of sale contained therein or upon a transfer of the property by conveyance in lieu of foreclosure then, so long as Tenant complies with this Agreement and is not in default under any of the terms, covenants or conditions of the lease, the lease shall continue in full force and effect as a direct lease between the succeeding owner of the property and Tenant, upon and subject to the terms, covenants and conditions of the lease for the balance of the term of the lease. Tenant further agrees to adhere to and accept any successor owner as landlord under the lease and to be bound by and perform all of the obligations imposed by the lease.

3.                                       Beneficiary, or any other such successor owner of the property, will not disturb the possession of Tenant and will be bound by the lease, provided, however, that Beneficiary, or any other successor owner of the property shall not be:

a.  liable for any act or omission of a prior landlord (including Landlord);

b.  subject to any offsets or defenses which tenant might have against any prior landlord (including Landlord);

c.  bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

d.  bound by any agreement or modification of the lease made without the written consent of Beneficiary

4.                                       Landlord and mortgagor or trustee under the mortgage acknowledge and agree that:

a.  this Agreement does not constitute a waiver by Beneficiary of any of its rights under the mortgage and/or in any way release landlord from its obligations to comply with the terms, conditions, covenants, agreements and clauses of the mortgage;

b.  the provisions of the mortgage remain in full force and effect and must be complied with by Landlord; and

c.  in the event of default under the mortgage, Tenant may pay rent and all other sums due under the lease to Beneficiary.

5.                                       Additional provisions:

A.                                   This Agreement supersedes any inconsistent provision of the lease.

B.                                     Nothing contained in this Agreement shall be construed to derogate from or an any way impair or affect the lien and charge or provisions of the mortgage.

C.                                     Beneficiary shall have no obligations nor incur any liability with respect any warranties of any nature whatsoever, whether pursuant to the lease or otherwise, including, without limitation, any warranties respecting the use, compliance with zoning, Landlord’s title, Landlords authority, habitability, fitness for a particular purpose or possession.

D.                                    This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns.

E.                                      This Agreement constitutes the full and complete agreement of the parties and supersedes any prior oral agreement. This agreement may only be altered, changed or modified in writing and executed by all parties hereto.

F.                                      This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties agree that jurisdiction and venue of any dispute regarding this agreement shall lie exclusively in Harris County, Texas.

In witness whereof, the parties have executed this Subordination, Non-Disturbance and Attornment Agreement as of, June 28, 2002.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.

BENEFICIARY:
Wells Fargo Bank
/s/ Charles Calvin
BY: Charles Calvin, (Title) VICE PRESIDENT

LANDLORD
Paris Court Holdings, Ltd.
/s/ [ILLEGIBLE]
Printed Name and Title Manager

TENANT
Chicago Pizza & Brewery, Inc. d/b/a BJ’s Restaurant & Brewery
Printed Name and Title

Exhibit A

METES AND SOUNDS DESCRIPTION
2.056 ACRES (89.?49 SQUARE FEET)

Being 2.056 acres (89.?49 square feet) of land situated in the Robert W. Wilson Survey, Abstract ??, Harris County, Texas, and being all of Restricted Reserve “A” Bay Area Boulevard Restaurant Park, ? subdivision recorded under Film Code 357035 of the Harris County Map Records, and also being all of those certain treats of land, called Tract One and Tract Two, conveyed to Paris Court Inc.  by Instrument recorded under File Number R425011 and File Code 505-66-361? of the Harris County Official Public Records of Real Property and all of that certain tract of land described of the cast 80 feet of the south one hall of Let 11 in Block 22 of the Kabetar Outlots, a subdivision recorded in Volume 67, Page 197 of the Harris County Deed Records and conveyed to Charles W. Shears by instrument recorded under File Number 8631375 and File Code ###-##-#### of the Harris County Official Public Records of Real Property, said 2.056 acres(89,?49 square feet) of land being more particularly described by meter and bounds as follows (all bearings are referenced to the monumented southeast right-of-way line of that portion of Bay Area Boulavard, based on 120 fast in width, recorded under File Number C59?567 and Film code ###-##-#### and under File Number C605125 and File Code ###-##-####. both of the Harris County official Public Records of Real Property):

BEGINNING at a 5/8 inch iron rod with map set from the most northerly corner of that certain 3.0303 acre treat of land conveyed to Bruce W. P?rrick by instrument recorded under File Number H8?124?? and File Code 1??-77-2470 of the Harris County Official Public Records of Real Property, same being the most westerly corner of said Bay Area Boulovard Restaurant Park, and being the most westerly corner of the herein described tract of land and also being in the southeast right-of-way line of said Bay Area Boulovard and from which an iron rod with cap bears S37’07” E 0.47 feet:

THENCE N 48’51’30” E 213.00 feet with the southeast right-of-way line of said Bay Area Boulovard; to an “X” in a concrete driveway ??t for the most westerly corner of that certain 0.?33 acre tract of land conveyed to Dr. Charles G. Sh??p? by instrument recorded under File Number M124302 and Film Code 044-77-1?36 of the Harris County Official Public Records of Real Property and being the most northerly corner of this tract:

THENCE S 41’14’00” E 325.35 feet, called S 41’0?’30” E 325.00 feet, to a 1/2 inch iron rod found for the most-southerly corner of said 0.933 acre tract and being the most northerly east corner of this tract and also being in a northwest Line of Unrestricted Reserve “B” of Live Oak Street Development, a subdivision recorded in Volume 340, Page 25 of the Harris County Map Records;

THENCE S 4?’51’30” E 135.00 feet to a 5/? inch iron rod with cap set for the most most westerly corner of said Unrestricted Reserve “?” and being an interior corner of this tract and from which a 1/2 inch iron rod bears S 80’34” E 0.27 feet;

THENCE S 41’14’00” ? 244.45 feet, called S 41’ 08’ 30” E to a 5/8 inch iron rod with cap set for the most southerly corner of said Unrestricted Reserve “B” and being the most southerly east corner of this tract and also being in the northwest line of that certain 11 7152 acre treat of land surveyed to Webland Properties Inc. by instrument recorded under File Number F746320 and Film Code 0?2-70-3588 of the Harris County Official Public Records of Real Property and from which a bent 1/2 inch iron rod bears S 04’4?” W 0.30 feet:

TRACT ONE: A 19,200 square feet tract of land out of Lot Eleven (11), Block Twenty-two (22) in WEBSTER OUTLOTS, an Addition in Harris County, Texas, according to the plat as recorded in Volume 67, Page 1?7 of the Deed Records of Harris County, Texas, and being more particularly described by mates and bounds as follows, to-wit:

Commencing at the most Northerly Corner of said Lot 11, Block 22;

THENCE South 41 deg. 0? min. 30 sec. East 90.00 feet along the Northeast line of said Lot 11 to an iron red in the Southeast right of way line of Bay Area Boulevard (120’ wide) and being the point of beginning of this tract;

THENCE continuing South 41 deg. 08 min. 30 sec. East 240.00 feet along the Northeast line of Lot 11 to an iron rod;

THENCE South 48 deg. 51 min. 30 sec. West 80.00 feet to an iron rod;

THENCE North 41 deg. 08 min. 30 sec. West 240.00 feet to an iron rod in the Southeast right of way line of Bay Area Boulevard;

THENCE North 48 deg. 51 min. 30 sec. East 80.00 feet along the Southeast right of way line of Bay Area Boulevard to the point of beginning and containing 19,200 square feet of land.

TRACT TWO: A 1.0072 acre tract, more or less, out of Lot Twelve (12), in Block Twenty-Two (22) of WEBSTER OUTLOTS, an Addition in Harris County, Texas, according to the map or plat thereof, recorded in Volume 67, Page 197 of the Deed Records of Harris County, Texas, and being more particularly described by notes and bounds as follows, to-wit:

BEGINNING at the most Westerly corner of said Lot 12;

THENCE South 41 deg. 0? min. 30 sec. East a distance of 90.0 feet to an iron red for corner on the Southeast right of way line of Bay Area Boulevard marking the most Westerly corner and PLACE OF BEGINNING of the tract herein described;

THENCE North 48 deg. 51 min. 30 sec. East along said Southeast line of Bay Area Boulevard, a distance of 135.0 feet to a point for corner;

THENCE South 41 deg. 08 min. 30 sec. East a distance of 325.0 feet to a point for corner;

THENCE South 48 deg, 51 min, 30 sec. West a distance of 135.0 feet to a point for corner on the Southwest line of said Lot 12;

THENCE North 41 deg. 08 min. 30 sec. West along and with the Southwest line of said Lot 12, a distance of 325.0 feet to the PLACE OF BEGINNING, and containing 1.0072 acres of land, more or less;

TOGETHER WITH a twenty feet by fifty feet (20’ X 50’) easement for ingreed and agress to Bay Area Blvd., and being more particularly described by mates and bounds as follows, to-wit:

BEGINNING at the most Westerly corner of said Lot 12;

THENCE South 41 deg. 0? min. 30 sec. East a distance of ?0.0 feet to an iron rod for corner on the Southeast right of way line of Bay Area Boulevard;

THENCE North 48 deg. 51 min. 30 sec. East along said Southeast line of Bay Area Boulevard, a distance of 135.0 feet to a point for corner and being the PLACE OF BEGINNING OF THE EASEMENT TRACT

HEREIN DESCRIBED;

THENCE continuing along the Southeast line of Bay Area Boulevard 48 deg, 51 min, 30 sec. East a distance of 50 feet to a point for corner;

THENCE South 41 deg. 0? min. 30 sec. East a distance of 20 feet to a point for corner;

THENCE South 48 deg. 51 min. 30 sec. West a distance of ?0 feet to a point for corner;

THENCE North 41 deg. 0? min. 30 sec. West a distance of 20 feet to the Southeast right of way line of Bay Area Boulevard and the PLACE OF BEGINNING.